Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:   John Hulbert, Investors, (612) 761-6627

Erin Conroy, Media, (612) 761-5928

Target Media Hotline, (612) 696-3400

Target Corporation Announces Initial Results and Upsizing of Pending Maximum Tender Offers

MINNEAPOLIS (April 15, 2016) — Target Corporation (“Target”) (NYSE:TGT) today announced the early tender results for its previously announced tender offers (the “Maximum Tender Offers”) to purchase for cash up to the Long-Dated Notes Maximum Payment Amount (as defined below) and Short-Dated Notes Maximum Payment Amount (as defined below), as applicable (collectively, the “Maximum Payment Amounts”), of its debt securities listed in the table below (collectively, the “Securities” and each a “series” of Securities). In addition, Target has amended the Maximum Tender Offers to increase the previously announced Long-Dated Notes Maximum Payment Amount from $180,335,649 to $380,335,649. All other terms of the Maximum Tender Offers, as previously announced, remain unchanged. The Maximum Tender Offers are being made solely pursuant to the offer to purchase and the related letter of transmittal, each dated April 4, 2016 (as they may be amended or supplemented, the “Offer Documents”). Target refers investors to the Offer Documents, as supplemented by the amendment noted above, for the complete terms of the Maximum Tender Offers.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on April 15, 2016, (the “Early Tender Date”), $429,695,000 aggregate principal amount of Long-Dated Notes (as defined below) and $567,629,000 aggregate principal amount of Short-Dated Notes (as defined below) had been validly tendered and not validly withdrawn. Withdrawal rights for the Securities expired at 5:00 p.m., New York City time, on April 15, 2016. The table below sets forth the aggregate principal amount and percentage of Securities validly tendered and not validly withdrawn by the Early Tender Date. The final results of the Maximum Tender Offers will not be available until after the Maximum Tender Offers expire at 11:59 p.m., New York City time, on April 29, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”).

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Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 2 of 4

Up to the Long-Dated Notes Maximum Payment Amount of the Outstanding Securities Listed Below (the “Long-Dated Notes”)
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Out- standing
7.000% Notes due 2038	87612EAU0	$868,577,000	1	+100 bps	3.000% due November 15, 2045	FIT1	$30	$208,759,000	24.03%
6.35% Debentures due 2032	87612EAK2	$550,000,000	2	+85 bps	3.000% due November 15, 2045	FIT1	$30	$162,471,000	29.54%
7.00% Debentures due 2031	87612EAF3	$218,332,000	3	+85 bps	3.000% due November 15, 2045	FIT1	$30	$22,407,000	10.26%
6.65% Debentures due 2028	239753DL7	$115,827,000	4	+150 bps	1.625% due February 15, 2026	FIT1	$30	$32,593,000	28.14%
6.75% Debentures due 2028	239753DJ2	$135,479,000	5	+150 bps	1.625% due February 15, 2026	FIT1	$30	$3,465,000	2.56%
Up to the Short-Dated Notes Maximum Payment Amount of the Outstanding Securities Listed Below (the “Short-Dated Notes”)
Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment(1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Out- standing
6.000% Notes due 2018	87612EAS5	$1,250,000,000	1	+35 bps	0.875% due January 15, 2018	FIT4	$30	$165,501,000	13.24%
5.375% Notes due 2017	87612EAP1	$1,000,000,000	2	+12.5 bps	0.500% due April 30, 2017	FIT4	$30	$402,128,000	40.21%

(1)             Per $1,000 principal amount of Securities. The Total Consideration (as defined below) for Securities validly tendered at or prior to the Early Tender Date and accepted for purchase is calculated using the fixed spread for each series of Securities set forth in the table above and is inclusive of the early tender payment. Holders will also receive accrued interest on Securities accepted for purchase, as further described below and in the Offer Documents.

The Maximum Tender Offers are for up to the applicable Maximum Payment Amount. The “Long-Dated Notes Maximum Payment Amount” applies to the Long-Dated Notes and has been set at $380,335,649. The “Short-Dated Notes Maximum Payment Amount” applies to the Short-Dated Notes and has been set at $800,000,000. The Securities will be purchased in accordance with the acceptance priority levels set forth in the table above and will be subject to proration as described in the Offer Documents. Target currently expects to accept for purchase 100% of the Long-Dated Notes validly tendered and not validly withdrawn for the series listed in the table above at Acceptance Priority Level 1 and, on a pro rata basis, approximately 29% of the Long-Dated Notes validly tendered and not validly withdrawn for the series listed in the table above at Acceptance Priority Level 2. Target currently expects to accept for purchase 100% of the Short-Dated Notes validly tendered and not validly withdrawn for the series listed above at Acceptance Priority Levels 1 and 2. The principal amount of the series listed in the table above at Acceptance Priority Levels 1 and 2 for both the Long-Dated Notes and Short-Dated Notes that are ultimately accepted for purchase will depend upon whether holders tender additional Securities after the Early Tender Date. Target does not expect to accept for purchase any of the Long-Dated Notes for the series listed above at Acceptance Priority Levels 3 through 5. The Securities not accepted for purchase will be promptly credited to the account of the registered

Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 3 of 4

holder of such Securities with The Depository Trust Company or otherwise returned in accordance with the Offer Documents.

The “Total Consideration” will be determined in the manner described in the Offer Documents at 2:00 p.m., New York City time, on April 18, 2016, unless extended or earlier terminated. Holders of Securities validly tendered and not validly withdrawn at or prior to the Early Tender Date are eligible to receive the Total Consideration for any such Securities accepted for purchase. Holders of Securities who validly tender their Securities after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible to receive only an amount equal to the Total Consideration minus the “Early Tender Payment” set forth in the table above for any such Securities accepted for purchase.

Holders will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date Target makes payment in same-day funds for such Securities, which date is anticipated to be May 2, 2016.

Information Relating to the Maximum Tender Offers

Copies of the offer to purchase and letter of transmittal are available at the following web address: http://www.gbsc-usa.com/Target/. Holders may also obtain a copy of the Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Maximum Tender Offers, by calling toll-free at (866) 470-3900 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Maximum Tender Offers.

Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the dealer managers for the Maximum Tender Offers. Investors with questions regarding the Maximum Tender Offers may contact Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

None of Target or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to the Securities is making any recommendation as to whether holders should tender any Securities in response to any of the

Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 4 of 4

Maximum Tender Offers, and neither Target nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities. The full details of the Maximum Tender Offers for the Securities, including complete instructions on how to tender Securities, are included in the Offer Documents. Holders are strongly encouraged to read carefully the Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they contain important information.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,793 stores and at Target.com. Since 1946, Target has given 5 percent of its profit to communities, which today equals more than $4 million a week. For more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.

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